OPEN DOOR ONLINE, INC.
                      (FORMERLY GENESIS MEDIA GROUP, INC.)
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                For end year ended   For the nine months   For the nine months
                                    December 31,         September 30,         September 30,
                                       1998                  1999                  1998
                                    -----------          -------------         -------------
Income (Loss) as reported          $    (13,948)          $   (151,238)        $     (8,729)

Income tax expense                           --                     --                   --

Net income (loss)                  $    (13,948)          $   (151,238)        $     (8,729)

Basic earnings per share           $      (0.00)          $      (0.02)        $      (0.00)

Diluted earnings per share         $      (0.00)          $      (0.02)        $      (0.00)

Weighted average shares
  outstanding                         7,000,000              7,878,815            7,000,000

Fully diluted average shares
  outstanding                         7,000,000              7,878,815            7,000,000

                            GENESIS MEDIA GROUP, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                For end year ended   For the nine months   For the nine months
                                    December 31,         September 30,         September 30,
                                       1998                  1999                  1998
                                    -----------          -------------         -------------

Income (Loss) as reported          $ (5,732,839)          $    251,758         $   (301,314)

Income tax expense                       53,503               (100,703)

Net income (loss)                  $ (5,679,336)          $   (151,055)        $   (301,314)

Basic earnings per share           $      (0.19)          $       0.01         $      (0.01)

Diluted earnings per share         $      (0.19)          $       0.01         $      (0.01)

Weighted average shares
  outstanding:                       29,309,948             10,944,788           38,295,447

Fully diluted average shares
  outstanding:                       29,309,948             10,944,788           38,295,447


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